EXHIBIT 16.1

April 18, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read The Providence Service Corporation’s statements included under Item 4.01 of its Form 8-K filed on April 18, 2008, and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP